EXHIBIT 5.1

                   OPINION OF MALIZIA SPIDI & FISCH, PC AS TO
                THE VALIDITY OF THE COMMON STOCK BEING REGISTERED


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                           MALIZIA SPIDI & FISCH, PC
                                ATTORNEYS AT LAW

1301 K STREET, N.W.                                             637 KENNARD ROAD
SUITE 700 EAST                                 STATE COLLEGE, PENNSYLVANIA 16801
WASHINGTON, D.C. 20005                                            (814) 466-6625
(202) 434-4660                                         FACSIMILE: (814) 466-6703
FACSIMILE: (202) 434-4661



June 29, 2000

Board of Directors
IBT Bancorp, Inc.
309 Main Street
Irwin, Pennsylvania  15642

            RE:            Registration Statement on Form S-8:
                           ----------------------------------
                           IBT Bancorp, Inc. 2000 Stock Option Plan

 Gentlemen:

         We have acted as special counsel to IBT Bancorp, Inc., a Pennsylvania corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission (the "Registration Statement") under the Securities Act of 1933, as amended, relating to 300,000 shares of common stock, par value $1.25 per share (the "Common Stock") of the Company which may be issued upon the exercise of options granted or which may be granted under the IBT Bancorp, Inc. 2000 Stock Option Plan (the "Plan"), as more fully described in the Registration Statement. You have requested the opinion of this firm with respect to certain legal aspects of the proposed offering.

         We have examined such documents, records, and matters of law as we have deemed necessary for purposes of this opinion and based thereon, we are of the opinion that the Common Stock when issued pursuant to the stock awards granted under and in accordance with the terms of the Plan will be duly and validly issued, fully paid, and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-8.

                                        Sincerely,



                                        /s/Malizia Spidi & Fisch, PC
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                                        Malizia Spidi & Fisch, PC